Exhibit 21

                       SUBSIDIARIES OF VALMONT INDUSTRIES, INC.


                                                     State or Country
        Name of Subsidiary                           of Incorporation
        ------------------                           ----------------

   American Lighting Standards Corp.
      d/b/a Valmont/ALS                                  Texas
   Best-All Electric, Inc.                               Nebraska
   CCC de Mexico, S.A. de C.V.                           Mexico
   Gate City Steel Corporation                           Delaware
   Lampadaires Feralux, Inc.                             Canada
   Microflect Company, Inc.                              Oregon
   NEUVALCO S.A.                                         France
   SERMETO S.A.                                          France
   SERMETO Iberica S.A.                                  Spain
   Shanghai Valmont SST, Co. Ltd.                        China
   TUBALCO S.A.                                          France
   VBT, Inc.                                             Delaware
   Valmont DeEspana, S.A.                                Spain
   Valmont Electric, Inc.                                Delaware
   Valmont S.A.                                          Spain
   Valmont Industries (Asia-Pacific) Ltd.                Hong Kong
   Valmont Industries Holland B.V.                       The Netherlands
   Valmont International, L.L.C.                         Delaware
   Valmont International Corp.                           Texas
   Valmont International Inc.                            U. S. Virgin Islands
   Valmont Nederlands B.V.                               The Netherlands
   Valmont Northwest, Inc.                               Nebraska
   Valmont Polska Sp. zo.o                               Poland
   Valmont Service Centers, Inc.                         Nebraska
   Valmont World Trade, N.V.                             Netherlands Antilles

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